UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2007

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

0-8076	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of principal executive offices)	(Zip Code)

(513) 534-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2007, Fifth Third Bancorp issued a press release announcing that Daniel T. Poston, Executive Vice President and Auditor of Fifth Third Bancorp, would be appointed as Controller of Fifth Third Bancorp effective as of Monday, August 6, 2007. Mr. Poston will replace David J. DeBrunner who has announced his departure as Senior Vice President and Controller of Fifth Third to pursue a position outside of the company. Mr. DeBrunner’s resignation is not the result of any disagreement regarding the financial statements of Fifth Third.

In addition, Fifth Third Bancorp also announced that Robert Shaffer, Senior Vice President and Director of Financial Audit, would succeed Mr. Poston as Auditor effective as of August 6, 2007.

The Section titled “EXECUTIVE OFFICERS OF THE BANCORP” of the Company’s Annual Report on Form 10-K filed for the fiscal year ended December 31, 2006, as amended, is hereby incorporated by reference.

A copy of the above-referenced press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 - Press release dated July 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

July 27, 2007	By:	/s/ CHRISTOPHER G. MARSHALL.
Christopher G. Marshall
Executive Vice President and Chief Financial Officer